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                                                                   EXHIBIT 23


                           CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17331) pertaining to the Broadway Financial Corporation 1996 Stock Option Plan for Outside Directors and the Broadway Financial Corporation Long Term Incentive Plan of our report dated March 11, 1998, with respect to the consolidated financial statements of Broadway Financial Corporation in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                  Ernst & Young LLP





          Los Angeles, California
          April 6, 1998